Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 (the “Report”). Each of the undersigned, Anthony Labozzetta, Chief Executive Officer, and Steven M. Fusco, Chief Financial Officer, hereby certifies that, to his knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Anthony Labozzetta           .

      ANTHONY LABOZZETTA

      President and

      Chief Executive Officer

     (Principle Executive Officer)

      Date: August 12, 2014

By: /s/ Steven M. Fusco                .

      STEVEN M. FUSCO

      Senior Executive Vice President and

      Chief Financial Officer

      (Principle Financial and Accounting Officer)

      Date: August 12, 2014